Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	April 4, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

• Issuer: Barclays Bank PLC	• Interest payment dates: Paid monthly in arrears on the
• Issue date: April 27, 2007	same day of the month as the issue date and calculated on
• Initial valuation date: April 20, 2007	a 30/360 basis, commencing on the month following the
• Final valuation date: April 18, 2008	issue date
• Maturity date: April 25, 2008	• Initial public offering price: 100%
• Initial price: Closing price of the linked share on the initial	• Tax allocation of coupon rate:
valuation date.	Deposit income*: TBD%
• Final price: Closing price of the linked share on the final	Put premium: The coupon rate minus the deposit
valuation date.	income.
• Protection price: The protection level multiplied by the	• Business day convention: Modified following.
initial price.	• Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Apple Computer, Inc.	TBD	FWP-7	AAPL	TBD	10.25%	75.00%	TBD	TBD	TBD	TBD	E-433	06738C P45 / US06738CP458

Advanced Micro Devices, Inc.	TBD	FWP-9	AMD	TBD	12.85%	75.00%	TBD	TBD	TBD	TBD	E-434	06738C P52 / US06738CP524

Cisco Systems, Inc.	TBD	FWP-11	CSCO	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	E-435	06738C P60 / US06738CP607

E*TRADE Financial Corporation	TBD	FWP-13	ETFC	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	E-436	06738C P78 / US06738CP789

Goldcorp Inc.	TBD	FWP-15	GG	TBD	11.75%	80.00%	TBD	TBD	TBD	TBD	E-437	06738C P86 / US06738CP862

Intel Corporation	TBD	FWP-17	INTC	TBD	9.15%	80.00%	TBD	TBD	TBD	TBD	E-438	06738C P94 / US06738CP946

JetBlue Airways Corporation	TBD	FWP-19	JBLU	TBD	13.00%	70.00%	TBD	TBD	TBD	TBD	E-439	06738C Q28 / US06738CQ282

Jefferies Group, Inc.	TBD	FWP-21	JEF	TBD	9.50%	80.00%	TBD	TBD	TBD	TBD	E-440	06738C Q36 / US06738CQ365

Micron Technology, Inc.	TBD	FWP-23	MU	TBD	9.15%	80.00%	TBD	TBD	TBD	TBD	E-441	06738C Q44 / US06738CQ449

MEMC Electronic Materials, Inc.	TBD	FWP-25	WFR	TBD	13.10%	70.00%	TBD	TBD	TBD	TBD	E-442	06738C Q51 / US06738CQ514

Whirlpool Corporation	TBD	FWP-27	WHR	TBD	9.25%	85.00%	TBD	TBD	TBD	TBD	E-443	06738C Q69 / US06738CQ696

Washington Mutual, Inc.	TBD	FWP-29	WM	TBD	9.50%	85.00%	TBD	TBD	TBD	TBD	E-444	06738C Q77 / US06738CQ779

*	Annualized Rate

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

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SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would

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be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the

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linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about the issue date indicated on the cover of this free writing prospectus, which is the fifth business day following the expected initial valuation date (this settlement cycle being referred to as “T+5”). See “Plan of Distribution” in the prospectus supplement.

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Apple Computer, Inc.

According to publicly available information, Apple Computer, Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$13.56	$9.38	$11.63
September 28, 2001	$12.61	$7.34	$7.76
December 31, 2001	$12.02	$7.42	$10.95
March 29, 2002	$12.99	$10.13	$11.84
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
April 3, 2007*	$95.23	$93.02	$94.50

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $94.50

Protection level: 75.00%

Protection price: $70.88

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.582011

Coupon: 10.25% per annum

Maturity: April 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.25%	100.00%
+ 90%	10.25%	90.00%
+ 80%	10.25%	80.00%

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+ 70%	10.25%	70.00%
+ 60%	10.25%	60.00%
+ 50%	10.25%	50.00%
+ 40%	10.25%	40.00%
+ 30%	10.25%	30.00%
+ 20%	10.25%	20.00%
+ 10%	10.25%	10.00%
+ 5%	10.25%	5.00%

0%	10.25%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-5.00%
- 10%	10.25%	0.25%	-10.00%
- 20%	10.25%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%

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Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. (the “Company”) is a global semiconductor company with facilities around the world. It provides processing solutions for the computing, graphics and consumer electronics markets.

On October 25, 2006, the Company completed its acquisition of ATI pursuant to an Acquisition Agreement, dated as of July 23, 2006, by and among AMD, 1252986 Alberta ULC, and ATI, whereby ATI became the Company’s indirect, wholly-owned subsidiary. As a result of the acquisition, the Company began to supply 3D graphics, video and multimedia products and chipsets for personal computers, or PCs, including desktop and notebook PCs, professional workstations and servers and products for consumer electronic devices such as mobile phones, digital TVs and game consoles.

The Company was founded in 1969 and is headquartered in Sunnyvale, California.

The linked share’s SEC file number is 001-07882.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$34.60	$18.73	$28.88
September 28, 2001	$30.20	$7.80	$8.15
December 31, 2001	$18.55	$7.70	$15.86
March 29, 2002	$20.59	$12.63	$14.71
June 28, 2002	$15.26	$7.96	$9.72
September 30, 2002	$10.88	$5.25	$5.34
December 31, 2002	$9.50	$3.10	$6.46
March 31, 2003	$7.78	$4.78	$6.18
June 30, 2003	$8.59	$6.00	$6.41
September 30, 2003	$12.87	$6.25	$11.11
December 31, 2003	$18.48	$11.01	$14.90
March 31, 2004	$17.50	$13.66	$16.23
June 30, 2004	$17.60	$13.67	$15.90
September 30, 2004	$15.90	$10.76	$13.00
December 31, 2004	$24.95	$13.09	$22.02
March 31, 2005	$22.29	$14.64	$16.12
June 30, 2005	$18.34	$14.08	$17.34
September 30, 2005	$25.75	$17.22	$25.20
December 30, 2005	$31.84	$20.22	$30.60
March 31, 2006	$42.65	$30.89	$33.16
June 30, 2006	$35.75	$23.46	$24.42
September 29, 2006	$27.90	$16.90	$24.85
December 29, 2006	$25.69	$19.90	$20.35
March 30, 2007	$20.63	$12.96	$13.06
April 3, 2007*	$13.09	$12.71	$12.90

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMD

Initial price: $12.90

Protection level: 75.00%

Protection price: $9.68

Physical delivery amount: 77($1,000/Initial price)

Fractional shares: 0.519380

Coupon: 12.85% per annum

Maturity: April 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	12.85%	100.00%
+ 90%	12.85%	90.00%
+ 80%	12.85%	80.00%
+ 70%	12.85%	70.00%
+ 60%	12.85%	60.00%
+ 50%	12.85%	50.00%
+ 40%	12.85%	40.00%
+ 30%	12.85%	30.00%
+ 20%	12.85%	20.00%
+ 10%	12.85%	10.00%
+ 5%	12.85%	5.00%
0%	12.85%	0.00%

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	Protection Price Ever Breached?
	NO	YES
- 5%	12.85%	7.85%	-5.00%
- 10%	12.85%	2.85%	-10.00%
- 20%	12.85%	-7.15%	-20.00%
- 30%	N/A	-17.15%	-30.00%
- 40%	N/A	-27.15%	-40.00%
- 50%	N/A	-37.15%	-50.00%
- 60%	N/A	-47.15%	-60.00%
- 70%	N/A	-57.15%	-70.00%
- 80%	N/A	-67.15%	-80.00%
- 90%	N/A	-77.15%	-90.00%
- 100%	N/A	-87.15%	-100.00%

FWP-10

Cisco Systems, Inc.

According to publicly available information, Cisco Systems, Inc. (the “Company”) designs, manufactures and sells networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Its products are installed at corporations, public institutions, telecommunications companies, and businesses of all sizes and are also found in personal residences. The Company provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world. The Company conducts its business globally and are managed geographically in five segments: the United States and Canada; European Markets; Emerging Markets; Asia Pacific; and Japan.

The Company was incorporated in California in December 1984, and its headquarters are in San Jose, California.

The linked share’s SEC file number is 000-18225

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$24.13	$13.19	$18.20
September 28, 2001	$20.75	$11.04	$12.18
December 31, 2001	$21.92	$11.15	$18.11
March 29, 2002	$21.84	$14.15	$16.93
June 28, 2002	$17.55	$12.28	$13.95
September 30, 2002	$15.76	$10.39	$10.48
December 31, 2002	$15.48	$8.12	$13.10
March 31, 2003	$15.63	$12.33	$12.98
June 30, 2003	$19.10	$12.80	$16.69
September 30, 2003	$21.56	$16.57	$19.54
December 31, 2003	$24.60	$19.13	$24.29
March 31, 2004	$29.39	$21.94	$23.52
June 30, 2004	$24.83	$20.68	$23.70
September 30, 2004	$23.68	$17.50	$18.10
December 31, 2004	$20.35	$17.80	$19.30
March 31, 2005	$19.61	$17.13	$17.89
June 30, 2005	$20.25	$17.01	$19.11
September 30, 2005	$20.23	$17.30	$17.93
December 30, 2005	$18.12	$16.83	$17.12
March 31, 2006	$22.00	$17.18	$21.67
June 30, 2006	$22.00	$19.08	$19.53
September 29, 2006	$23.50	$17.10	$23.00
December 29, 2006	$27.96	$22.80	$27.33
March 30, 2007	$28.99	$24.94	$25.53
April 3, 2007*	$26.07	$25.31	$25.85

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSCO

Initial price: $25.85

Protection level: 80.00%

Protection price: $20.68

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.684720

Coupon: 9.25% per annum

Maturity: April 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.25%	100.00%
+ 90%	9.25%	90.00%
+ 80%	9.25%	80.00%
+ 70%	9.25%	70.00%
+ 60%	9.25%	60.00%
+ 50%	9.25%	50.00%
+ 40%	9.25%	40.00%
+ 30%	9.25%	30.00%
+ 20%	9.25%	20.00%
+ 10%	9.25%	10.00%
+ 5%	9.25%	5.00%

0%	9.25%	0.00%

FWP-11

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	N/A	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

FWP-12

E*TRADE Financial Corporation

According to publicly available information, E*TRADE Financial Corporation (the “Company”) is a global financial services company, offering a wide range of financial solutions to retail and institutional customers under the brand “E*TRADE Financial.” Its corporate offices are located at 135 East 57th Street, New York, New York 10022. The Company was incorporated in California in 1982 and reincorporated in Delaware in July 1996. The Company has approximately 4,100 employees. It operates directly and through numerous subsidiaries many of which are overseen by governmental and self-regulatory organizations. The Company primarily provides services through its website at www.etrade.com. It also provides services through its network of customer service representatives, relationship managers and investment advisors. The Company provides these services over the phone or in person through its 24 E*TRADE Financial Centers.

The linked share’s SEC file number is 001-11921.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	NA	NA	NA
June 30, 2006	NA	NA	NA
September 29, 2006	NA	NA	NA
December 29, 2006	$22.95	$22.36	$22.42
March 30, 2007	$26.08	$21.12	$21.22
April 3, 2007*	$21.85	$20.99	$21.75

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ETFC

Initial price: $21.75

Protection level: 80.00%

Protection price: $17.40

Physical delivery amount: 45($1,000/Initial price)

Fractional shares: 0.977011

Coupon: 9.25% per annum

Maturity: April 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.25%	100.00%
+ 90%	9.25%	90.00%
+ 80%	9.25%	80.00%
+ 70%	9.25%	70.00%
+ 60%	9.25%	60.00%
+ 50%	9.25%	50.00%
+ 40%	9.25%	40.00%
+ 30%	9.25%	30.00%
+ 20%	9.25%	20.00%
+ 10%	9.25%	10.00%
+ 5%	9.25%	5.00%

0%	9.25%	0.00%

FWP-13

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	N/A	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

FWP-14

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. As a result of the Wheaton Merger, in addition to gold, the Corporation also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company has (i) gold mineral reserves at the Red Lake Gold Mines, the Nukay Mine, the El Sauzal Mine, the Porcupine Mine, the Musselwhite Mine, the Marigold Mine, the Amapari Mine, the San Martin Mine and the Wharf Mine; (ii) gold and silver mineral reserves at the San Dimas Mine, the Los Filos Project, the Marlin Mine and the La Coipa Mine; (iii) gold and copper mineral reserves at the Alumbrera Mine; (iv) gold, silver, copper and zinc mineral reserves at the Pueblo Viejo Project; (v) gold, silver, copper, lead and zinc mineral reserves at the Peak Mine; and (vi) gold, silver, lead and zinc mineral reserves at the Peñasquito Project.

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$6.00	$3.33	$5.40
September 28, 2001	$6.33	$4.69	$5.80
December 31, 2001	$6.25	$5.13	$6.09
March 29, 2002	$9.18	$6.02	$8.73
June 28, 2002	$12.34	$7.90	$9.95
September 30, 2002	$11.88	$6.40	$11.03
December 31, 2002	$13.59	$9.29	$12.72
March 31, 2003	$13.58	$9.42	$10.61
June 30, 2003	$12.76	$9.85	$12.00
September 30, 2003	$15.10	$10.92	$13.96
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
April 3, 2007*	$25.31	$23.77	$25.22

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $25.22

Protection level: 80.00%

Protection price: $20.18

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.651071

Coupon: 11.75% per annum

Maturity: April 25, 2008

Dividend yield: 0.71% per annum

Coupon amount monthly: $9.79

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	11.75%	100.71%
+ 90%	11.75%	90.71%
+ 80%	11.75%	80.71%
+ 70%	11.75%	70.71%
+ 60%	11.75%	60.71%
+ 50%	11.75%	50.71%

FWP-15

+ 40%	11.75%	40.71%
+ 30%	11.75%	30.71%
+ 20%	11.75%	20.71%
+ 10%	11.75%	10.71%
+ 5%	11.75%	5.71%

0%	11.75%	0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.75%	6.75%	-4.29%
- 10%	11.75%	1.75%	-9.29%
- 20%	11.75%	-8.25%	-19.29%
- 30%	N/A	-18.25%	-29.29%
- 40%	N/A	-28.25%	-39.29%
- 50%	N/A	-38.25%	-49.29%
- 60%	N/A	-48.25%	-59.29%
- 70%	N/A	-58.25%	-69.29%
- 80%	N/A	-68.25%	-79.29%
- 90%	N/A	-78.25%	-89.29%
- 100%	N/A	-88.25%	-99.29%

FWP-16

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that developes advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company’s products include chips, boards, and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets, and flash memory. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$32.57	$22.25	$29.25
September 28, 2001	$32.23	$18.96	$20.44
December 31, 2001	$34.85	$19.08	$31.45
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$12.95	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
April 3, 2007*	$19.37	$19.03	$19.31

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $19.31

Protection level: 80.00%

Protection price: $15.45

Physical delivery amount: 51($1,000/Initial price)

Fractional shares: 0.786639

Coupon: 9.15% per annum

Maturity: April 25, 2008

Dividend yield: 2.14% per annum

Coupon amount monthly: $7.63

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.15%	102.14%
+ 90%	9.15%	92.14%
+ 80%	9.15%	82.14%
+ 70%	9.15%	72.14%
+ 60%	9.15%	62.14%
+ 50%	9.15%	52.14%
+ 40%	9.15%	42.14%
+ 30%	9.15%	32.14%
+ 20%	9.15%	22.14%
+ 10%	9.15%	12.14%
+ 5%	9.15%	7.14%

0%	9.15%	2.14%

FWP-17

	Protection Price Ever Breached?
	NO	YES
- 5%	9.15%	4.15%	-2.86%
- 10%	9.15%	-0.85%	-7.86%
- 20%	9.15%	-10.85%	-17.86%
- 30%	N/A	-20.85%	-27.86%
- 40%	N/A	-30.85%	-37.86%
- 50%	N/A	-40.85%	-47.86%
- 60%	N/A	-50.85%	-57.86%
- 70%	N/A	-60.85%	-67.86%
- 80%	N/A	-70.85%	-77.86%
- 90%	N/A	-80.85%	-87.86%
- 100%	N/A	-90.85%	-97.86%

FWP-18

JetBlue Airways Corporation

According to publicly available information, Jetblue Airways Corporation (the “Company”) is a low-cost passenger airline that provides high-quality customer service at low fares primarily on point-to-point routes. As of February 14, 2007, the Company operated a total of 502 daily flights. The Company currently serves 50 destinations in 21 states, Puerto Rico, Mexico and the Caribbean. For the year ended December 31, 2006, the Company was the 8th largest passenger carrier in the United States based on revenue passenger miles.

The linked share’s SEC file number is 000-49728.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	$16.34	$11.10	$13.50
September 30, 2002	$14.39	$10.67	$11.95
December 31, 2002	$12.59	$8.81	$12.00
March 31, 2003	$13.32	$10.29	$12.32
June 30, 2003	$19.02	$12.11	$18.80
September 30, 2003	$27.82	$18.36	$27.10
December 31, 2003	$31.43	$16.97	$17.68
March 31, 2004	$19.58	$13.53	$16.86
June 30, 2004	$20.66	$16.01	$19.59
September 30, 2004	$19.58	$13.40	$13.95
December 31, 2004	$17.54	$13.25	$15.48
March 31, 2005	$15.64	$11.37	$12.69
June 30, 2005	$15.63	$12.04	$13.63
September 30, 2005	$15.23	$11.39	$11.73
December 30, 2005	$16.85	$11.34	$15.38
March 31, 2006	$14.91	$9.65	$10.72
June 30, 2006	$12.92	$8.93	$12.14
September 29, 2006	$12.65	$9.23	$9.27
December 29, 2006	$15.60	$9.15	$14.20
March 30, 2007	$17.02	$11.33	$11.51
April 3, 2007*	$12.00	$11.31	$11.86

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JBLU

Initial price: $11.86

Protection level: 70.00%

Protection price: $8.30

Physical delivery amount: 84($1,000/Initial price)

Fractional shares: 0.317032

Coupon: 13.00% per annum

Maturity: April 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	13.00%		100.00%
+ 90%	13.00%		90.00%
+ 80%	13.00%		80.00%
+ 70%	13.00%		70.00%
+ 60%	13.00%		60.00%
+ 50%	13.00%		50.00%
+ 40%	13.00%		40.00%
+ 30%	13.00%		30.00%
+ 20%	13.00%		20.00%
+ 10%	13.00%		10.00%
+ 5%	13.00%		5.00%

0%	13.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.00%	8.00%	-5.00%
- 10%	13.00%	3.00%	-10.00%
- 20%	13.00%	-7.00%	-20.00%
- 30%	13.00%	-17.00%	-30.00%

FWP-19

- 40%	N/A	-27.00%	-40.00%
- 50%	N/A	-37.00%	-50.00%
- 60%	N/A	-47.00%	-60.00%
- 70%	N/A	-57.00%	-70.00%
- 80%	N/A	-67.00%	-80.00%
- 90%	N/A	-77.00%	-90.00%
- 100%	N/A	-87.00%	-100.00%

FWP-20

Jefferies Group, Inc.

According to publicly available information, Jefferies Group, Inc. (the “Company”) operates as a full-service global investment bank and institutional securities firm focused on growth and middle-market companies and its investors. The Company offers these companies capital raising, merger and acquisition, restructuring and other financial advisory services, and provides investors fundamental research and trade execution in equity, equity-linked, high yield and investment grade fixed income securities, as well as commodities and derivatives. It also provides asset management services and products to institutions and other investors. As of December 31, 2006, it had 2,254 employees.

The linked share’s SEC file number is 001-14947.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$8.72	$6.54	$8.10
September 28, 2001	$9.47	$6.50	$8.25
December 31, 2001	$10.80	$7.75	$10.58
March 29, 2002	$13.03	$10.06	$12.05
June 28, 2002	$12.75	$10.00	$10.53
September 30, 2002	$12.11	$8.41	$9.54
December 31, 2002	$11.34	$8.29	$10.49
March 31, 2003	$11.27	$8.16	$8.99
June 30, 2003	$12.99	$8.81	$12.45
September 30, 2003	$16.03	$12.37	$14.38
December 31, 2003	$17.15	$14.35	$16.51
March 31, 2004	$19.86	$16.56	$17.67
June 30, 2004	$18.42	$14.58	$15.46
September 30, 2004	$18.00	$14.05	$17.24
December 31, 2004	$21.60	$16.84	$20.14
March 31, 2005	$20.38	$18.13	$18.84
June 30, 2005	$19.50	$16.78	$18.95
September 30, 2005	$21.78	$18.57	$21.78
December 30, 2005	$23.94	$19.30	$22.49
March 31, 2006	$29.58	$22.38	$29.25
June 30, 2006	$34.77	$24.73	$29.63
September 29, 2006	$30.50	$23.30	$28.50
December 29, 2006	$31.76	$26.41	$26.82
March 30, 2007	$30.42	$23.90	$28.95
April 3, 2007*	$28.99	$28.02	$28.92

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JEF

Initial price: $28.92

Protection level: 80.00%

Protection price: $23.14

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.578147

Coupon: 9.50% per annum

Maturity: April 25, 2008

Dividend yield: 1.73% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.73%
+ 90%	9.50%		91.73%
+ 80%	9.50%		81.73%
+ 70%	9.50%		71.73%
+ 60%	9.50%		61.73%
+ 50%	9.50%		51.73%
+ 40%	9.50%		41.73%
+ 30%	9.50%		31.73%
+ 20%	9.50%		21.73%
+ 10%	9.50%		11.73%
+ 5%	9.50%		6.73%

0%	9.50%		1.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-3.27%
- 10%	9.50%	-0.50%	-8.27%
- 20%	9.50%	-10.50%	-18.27%

FWP-21

- 30%	N/A	-20.50%	-28.27%
- 40%	N/A	-30.50%	-38.27%
- 50%	N/A	-40.50%	-48.27%
- 60%	N/A	-50.50%	-58.27%
- 70%	N/A	-60.50%	-68.27%
- 80%	N/A	-70.50%	-78.27%
- 90%	N/A	-80.50%	-88.27%
- 100%	N/A	-90.50%	-98.27%

FWP-22

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (the “Company) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory and CMOS image sensors. The Company operates in two segments, Memory and Imaging. The Memory segment’s primary products are DRAM and NAND Flash, which are key components used in a broad array of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, MP3 players and other consumer electronics products. The Company sells primarily to original equipment manufacturers, distributors and retailers located around the world. The Imaging segment’s primary products are CMOS image sensors, which are key components used in a broad array of electronic applications, including mobile phones, digital still cameras, webcams and other consumer, security and automotive applications. The Company’s primary customers are camera module integrators located around the world.

The linked share’s SEC file number is 1-10658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$49.40	$33.75	$41.10
September 28, 2001	$44.99	$16.39	$18.83
December 31, 2001	$34.00	$17.20	$31.00
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$17.10	$20.22
September 30, 2002	$25.13	$12.20	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.05	$6.60	$8.14
June 30, 2003	$13.89	$8.01	$11.63
September 30, 2003	$15.55	$11.33	$13.42
December 31, 2003	$15.08	$11.30	$13.47
March 31, 2004	$17.02	$13.64	$16.71
June 30, 2004	$18.25	$13.21	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.81	$10.95	$12.35
March 31, 2005	$12.42	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.46	$10.11	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.36	$14.72
June 30, 2006	$17.49	$14.80	$15.06
September 29, 2006	$18.65	$14.00	$17.40
December 29, 2006	$18.15	$13.12	$13.96
March 30, 2007	$14.31	$11.22	$12.08
April 3, 2007*	$12.25	$12.11	$12.23

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MU

Initial price: $12.23

Protection level: 80.00%

Protection price: $9.78

Physical delivery amount: 81($1,000/Initial price)

Fractional shares: 0.766149

Coupon: 9.15% per annum

Maturity: April 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.63

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.15%	100.00%
+ 90%	9.15%	90.00%
+ 80%	9.15%	80.00%
+ 70%	9.15%	70.00%
+ 60%	9.15%	60.00%
+ 50%	9.15%	50.00%
+ 40%	9.15%	40.00%
+ 30%	9.15%	30.00%
+ 20%	9.15%	20.00%
+ 10%	9.15%	10.00%
+ 5%	9.15%	5.00%

0%	9.15%	0.00%

FWP-23

	Protection Price Ever Breached?
	NO	YES
- 5%	9.15%	4.15%	-5.00%
- 10%	9.15%	-0.85%	-10.00%
- 20%	9.15%	-10.85%	-20.00%
- 30%	N/A	-20.85%	-30.00%
- 40%	N/A	-30.85%	-40.00%
- 50%	N/A	-40.85%	-50.00%
- 60%	N/A	-50.85%	-60.00%
- 70%	N/A	-60.85%	-70.00%
- 80%	N/A	-70.85%	-80.00%
- 90%	N/A	-80.85%	-90.00%
- 100%	N/A	-90.85%	-100.00%

FWP-24

MEMC Electronic Materials, Inc.

According to publicly available information, MEMC Electronic Materials, Inc. (the “Company”) is a leading worldwide producer of wafers for the semiconductor industry, and is one of four wafer suppliers having more than a 10% share of the overall market. The Company operates manufacturing facilities in every major semiconductor manufacturing region throughout the world, including Europe, Japan, Malaysia, South Korea, Taiwan and the United States. The Company provides wafers in sizes ranging from 100 millimeters (4 inch) to 300 millimeters (12 inch) and in three general categories: prime polished, epitaxial and test/monitor. Depending on market conditions, it also sells intermediate products such as polysilicon, silane gas, partial ingots and scrap wafers to semiconductor device and equipment makers, solar customers, flat panel and other industries.

The Company was formed in 1984 as a Delaware corporation and completed its initial public stock offering in 1995.

The linked share’s SEC file number is 001-13828.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$8.85	$5.94	$7.65
September 28, 2001	$7.60	$1.05	$1.05
December 31, 2001	$4.99	$1.65	$3.55
March 29, 2002	$5.90	$3.00	$5.90
June 28, 2002	$11.50	$4.20	$4.90
September 30, 2002	$5.25	$2.25	$3.32
December 31, 2002	$9.48	$3.12	$7.57
March 31, 2003	$11.48	$7.00	$11.25
June 30, 2003	$13.35	$8.88	$9.80
September 30, 2003	$14.51	$9.51	$10.91
December 31, 2003	$12.50	$8.38	$9.62
March 31, 2004	$11.73	$7.89	$9.15
June 30, 2004	$10.47	$7.81	$9.88
September 30, 2004	$9.97	$7.33	$8.48
December 31, 2004	$13.28	$8.45	$13.25
March 31, 2005	$14.95	$10.70	$13.45
June 30, 2005	$16.89	$10.85	$15.77
September 30, 2005	$23.65	$15.71	$22.79
December 30, 2005	$24.27	$16.20	$22.17
March 31, 2006	$38.50	$22.60	$36.92
June 30, 2006	$48.89	$30.01	$37.50
September 29, 2006	$41.30	$26.27	$36.63
December 29, 2006	$44.01	$31.94	$39.14
March 30, 2007	$64.09	$39.51	$60.58
April 3, 2007*	$61.48	$57.83	$59.72

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFR

Initial price: $59.72

Protection level: 70.00%

Protection price: $41.80

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.744809

Coupon: 13.10% per annum

Maturity: April 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	13.10%	100.00%
+ 90%	13.10%	90.00%
+ 80%	13.10%	80.00%
+ 70%	13.10%	70.00%
+ 60%	13.10%	60.00%
+ 50%	13.10%	50.00%
+ 40%	13.10%	40.00%
+ 30%	13.10%	30.00%
+ 20%	13.10%	20.00%
+ 10%	13.10%	10.00%
+ 5%	13.10%	5.00%

0%	13.10%	0.00%

FWP-25

	Protection Price Ever Breached?
	NO	YES
- 5%	13.10%	8.10%	-5.00%
- 10%	13.10%	3.10%	-10.00%
- 20%	13.10%	-6.90%	-20.00%
- 30%	13.10%	-16.90%	-30.00%
- 40%	N/A	-26.90%	-40.00%
- 50%	N/A	-36.90%	-50.00%
- 60%	N/A	-46.90%	-60.00%
- 70%	N/A	-56.90%	-70.00%
- 80%	N/A	-66.90%	-80.00%
- 90%	N/A	-76.90%	-90.00%
- 100%	N/A	-86.90%	-100.00%

FWP-26

Whirlpool Corporation

According to publicly available information, Whirlpool Corporation (the “Company”) manufactures and markets a full line of major appliances and related products, primarily for home use. The Company’s principal products are laundry appliances, refrigerators and freezers, cooking appliances, dishwashers, room air-conditioning equipment, and mixers and other small household appliances.

The Company was incorporated in 1955 under the laws of Delaware as the successor to a business that traces its origin to 1898. The Company manufactures products in 12 countries under 14 principal brand names and markets products in nearly every country around the world. As of December 31, 2006, it had approximately 73,000 employees

The linked share’s SEC file number is 001-03932.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$65.50	$48.81	$62.50
September 28, 2001	$71.93	$50.20	$55.35
December 31, 2001	$74.20	$53.25	$73.33
March 29, 2002	$79.80	$61.85	$75.55
June 28, 2002	$78.20	$63.45	$65.36
September 30, 2002	$66.36	$44.79	$45.86
December 31, 2002	$55.22	$39.23	$52.22
March 31, 2003	$57.92	$42.80	$49.03
June 30, 2003	$65.66	$48.49	$63.70
September 30, 2003	$71.95	$62.25	$67.77
December 31, 2003	$73.35	$65.52	$72.65
March 31, 2004	$79.48	$66.60	$68.87
June 30, 2004	$70.98	$61.05	$68.60
September 30, 2004	$68.88	$58.15	$60.09
December 31, 2004	$69.77	$54.53	$69.21
March 31, 2005	$71.25	$61.53	$67.73
June 30, 2005	$74.03	$60.78	$70.11
September 30, 2005	$85.50	$69.01	$75.77
December 30, 2005	$86.52	$67.89	$83.76
March 31, 2006	$96.00	$79.75	$91.47
June 30, 2006	$94.12	$78.12	$82.65
September 29, 2006	$89.64	$74.07	$84.11
December 29, 2006	$90.68	$80.80	$83.02
March 30, 2007	$96.76	$83.23	$84.91
April 3, 2007*	$85.73	$84.17	$85.12

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WHR

Initial price: $85.12

Protection level: 85.00%

Protection price: $72.35

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.748120

Coupon: 9.25% per annum

Maturity: April 25, 2008

Dividend yield: 2.02% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.25%	102.02%
+ 90%		9.25%	92.02%
+ 80%		9.25%	82.02%
+ 70%		9.25%	72.02%
+ 60%		9.25%	62.02%
+ 50%		9.25%	52.02%
+ 40%		9.25%	42.02%
+ 30%		9.25%	32.02%
+ 20%		9.25%	22.02%
+ 10%		9.25%	12.02%
+ 5%		9.25%	7.02%

0%		9.25%	2.02%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-2.98%
- 10%	9.25%	-0.75%	-7.98%
- 20%	N/A	-10.75%	-17.98%
- 30%	N/A	-20.75%	-27.98%

FWP-27

- 40%	N/A	-30.75%	-37.98%
- 50%	N/A	-40.75%	-47.98%
- 60%	N/A	-50.75%	-57.98%
- 70%	N/A	-60.75%	-67.98%
- 80%	N/A	-70.75%	-77.98%
- 90%	N/A	-80.75%	-87.98%
- 100%	N/A	-90.75%	-97.98%

FWP-28

Washington Mutual, Inc.

According to publicly available information, Washington Mutual, Inc. (the “Company”) is a consumer and small business banking company. The Company accepts deposits from the general public, originate, purchase, service and sell home loans, credit card, home equity, multi-family and other commercial real estate loans, and, to a lesser extent, engage in certain commercial banking activities such as providing credit facilities and cash management and deposit services. The Company lends to both prime and subprime borrowers. It also markets annuities and other insurance products, and offers securities brokerage services. In 2006, the Company sold its mutual fund management business.

The linked share’s SEC file number is 001-14667.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$39.80	$32.49	$37.55
September 28, 2001	$42.98	$33.75	$38.48
December 31, 2001	$39.15	$26.52	$32.70
March 29, 2002	$35.50	$31.58	$33.13
June 28, 2002	$39.98	$32.54	$37.11
September 30, 2002	$38.65	$30.31	$31.47
December 31, 2002	$37.40	$27.84	$34.53
March 31, 2003	$36.95	$32.40	$35.27
June 30, 2003	$43.99	$35.05	$41.30
September 30, 2003	$42.95	$36.84	$39.37
December 31, 2003	$46.85	$38.05	$40.12
March 31, 2004	$45.47	$39.49	$42.71
June 30, 2004	$44.70	$37.40	$38.64
September 30, 2004	$40.40	$37.55	$39.08
December 31, 2004	$42.50	$37.53	$42.28
March 31, 2005	$42.80	$38.74	$39.50
June 30, 2005	$42.95	$37.75	$40.69
September 30, 2005	$43.90	$39.12	$39.22
December 30, 2005	$45.04	$36.64	$43.50
March 31, 2006	$45.57	$41.57	$42.62
June 30, 2006	$46.94	$42.44	$45.58
September 29, 2006	$46.79	$41.03	$43.47
December 29, 2006	$46.38	$42.03	$45.49
March 30, 2007	$46.02	$38.73	$40.38
April 3, 2007*	$40.45	$39.63	$40.28

*	High, low and closing prices are for the period starting January 2, 2007 and ending April 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WM

Initial price: $40.28

Protection level: 85.00%

Protection price: $34.24

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.826216

Coupon: 9.50% per annum

Maturity: April 25, 2008

Dividend yield: 5.21% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.50%	105.21%
+ 90%		9.50%	95.21%
+ 80%		9.50%	85.21%
+ 70%		9.50%	75.21%
+ 60%		9.50%	65.21%
+ 50%		9.50%	55.21%
+ 40%		9.50%	45.21%
+ 30%		9.50%	35.21%
+ 20%		9.50%	25.21%
+ 10%		9.50%	15.21%
+ 5%		9.50%	10.21%

0%		9.50%	5.21%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	0.21%
- 10%	9.50%	-0.50%	-4.79%
- 20%	N/A	-10.50%	-14.79%
- 30%	N/A	-20.50%	-24.79%

FWP-29

- 40%	N/A	-30.50%	-34.79%
- 50%	N/A	-40.50%	-44.79%
- 60%	N/A	-50.50%	-54.79%
- 70%	N/A	-60.50%	-64.79%
- 80%	N/A	-70.50%	-74.79%
- 90%	N/A	-80.50%	-84.79%
- 100%	N/A	-90.50%	-94.79%

FWP-30